CONFIDENTIAL

                 AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                 -----------------------------------------


     This AMENDED AND RESTATED AGREEMENT made as of December 18, 1995, and amended as of November 18, 1996, by and between Ascent Entertainment Group, Inc., a Delaware corporation ("Ascent"), successor in interest to COMSAT Entertainment Group ("CEG"), a Delaware corporation, and Charles Lyons, a resident of the State of Colorado(the "Executive").

     WHEREAS,  COMSAT  Video  Enterprises,  Inc.  ("CVE")  a  wholly  owned subsidiary of COMSAT Corporation, a District of Columbia corporation ("COMSAT") previously owned and operated the sports and entertainment businesses of COMSAT which comprised the Entertainment segment of COMSAT for purposes of its reports on Form 10-K and 10-Q (and any amendments thereto) filed with the Securities and Exchange Commission (the "Entertainment Business");

     WHEREAS, COMSAT has created CEG as a holding company to own and operate the Entertainment Business;

     WHEREAS, the Executive currently serves as the President of CEG and CVE;

     WHEREAS Ascent succeeded to all of the assets of CEG and CVE;

     WHEREAS, Ascent caused an initial public offering (the "IPO") of approximately 19.3% of the shares of the common stock of Ascent on December 18, 1995 (the "IPO Date"); and

     WHEREAS, Ascent desires to employ the Executive as President and Chief Executive Officer of Ascent, and the Executive desires to accept such employment, on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and intending to be legally bound hereby, Ascent and the Executive agree as follows:

1.   Employment; Duties.

          (a) Employment and Employment Period. Ascent shall employ the Executive to serve as President and Chief Executive Officer of Ascent or its successor entity for a period (the "Employment Period") commencing on December 18, 1995 (the "Effective Date") and continuing thereafter for a term of five years until December 18, 2000 unless terminated in accordance with the provisions of this Agreement. The Executive shall also continue to serve as President of CVE but shall not receive any compensation for such position in addition to the compensation provided in this Agreement. In the event that Ascent desires to extend the employment of the Executive, it must give written notice of such desire by the third anniversary of the Effective Date, and after such notice the parties shall enter into an exclusive negotiation period of not less than six months, unless otherwise mutually agreed upon by the parties in writing. Each 12 month period ending on the anniversary date of the Effective Date is sometimes referred to herein as a "year of the Employment Period."

          (b) Offices, Duties and Responsibilities. Effective on the Effective Date, Executive shall be elected President and Chief Executive Officer of Ascent. The Executive shall report directly and solely to the Board of Directors of Ascent (the "Board"). Throughout the Employment Period, Ascent shall cause Executive to be a member of the Board. In addition, the Executive shall be a member of all committees of the Board (including any executive committee or nominating committee) other than the Audit Committee and the Compensation Committee, and other than any special committees on which he might be regarded as a self-interested member. The Executive's offices initially shall be located at the Company's headquarters, which are presently located in Denver, Colorado. The Executive shall have all duties and authority customarily accorded a chief executive officer, including, without limitation, the lead responsibility with full autonomy, subject to the customary authority and direction of the Board, to direct and develop the capabilities and performance of Ascent. The Executive shall be a member and the chairman of any senior executive/management committees which may be established from time to time by the Board. The services to be rendered by the Executive as President of Ascent shall be generally consistent with the services previously rendered by the Executive as President of CVE. All employees of Ascent shall report, directly or indirectly, to the Executive and the Executive shall have the authority to hire and fire all such employees within established budget parameters, provided that the Board shall approve (i)any salary actions (including hiring decisions) for employees of Ascent which result in an annual salary in excess of the amount established by the Board from time to time, but in no event less than $150,000, and (ii) any bonuses to be awarded to employees of Ascent, in excess of the amount established by the Board from time to time, and provided further that the Board reserves the right to take any such salary or bonus actions to the Compensation Committee of the Board (the "Compensation Committee") for approval. The
Executive's management of Ascent shall be (x) in accordance with the policies of the Board and Ascent's Policies and Procedures, both as in effect from time to time, and (y)within the limits of an annual budget for Ascent which shall be approved by the Board at least 30 days before the beginning of the fiscal year to which such budget relates. The annual budget shall provide adequate resources for Executive to operate the Entertainment Business in a manner substantially consistent with the customary day to day operations of comparable first-class businesses in the United States entertainment industry. If the Executive proposes the expenditure of any amounts which exceed the applicable annual budgets for

Ascent, such excess amounts shall not be committed to Executive's authority unless and until specifically authorized and approved by the Board.

          (c)  Devotion  to  Interests  of Ascent.  During  the  Employment
Period, the Executive shall render his business services solely in the performance of his duties hereunder. The Executive shall use his best efforts to promote the interests and welfare of Ascent and the Entertainment Business. Notwithstanding the foregoing, the Executive shall be entitled to undertake such outside activities (e.g., charitable, educational, personal interests, board of directors membership, and so forth, that do not compete with the Entertainment Business) as do not unreasonably or materially interfere with the performance of his duties hereunder as reasonably determined by the Board in consultation with the Executive.

          2.   Compensation and Fringe Benefits.
               --------------------------------

          (a) Base Compensation. Ascent shall pay the Executive a base salary ("Base Salary") at the rate of $500,000 per year during the Employment Period with payments made in installments in accordance with Ascent's regular practice for compensating executive personnel, provided that in no event shall such payments be made less frequently than twice per month. The Base Salary for the Executive shall be reviewed for increases each year during the Employment Period commencing the second year of the Employment Period. Any Base Salary increases shall be approved by the Board in its sole discretion.

          (b) Bonus Compensation. The Executive will be eligible to receive bonuses ("Annual Bonus") during the Employment Period in accordance with the following parameters: (i) the target bonus for each year during the Employment Period shall be 70% of Base Salary for achieving 100% of the target level for the performance measures; and (ii) the performance measures, the relative weight to be accorded each performance measure and the amount of bonus payable in relation to the target bonus for achieving more or less than 100% of the target level for the performance measures shall be determined for each year during the Employment Period by the Compensation Committee after consultation with the Executive. As part of the consultation process set forth in the preceding sentence, the Executive shall prepare before the end of each fiscal year ending during the Employment Period a business plan for Ascent with respect to at least the following three year period. The Board shall consider and approve such plans on an annual basis, subject to such modifications as are otherwise consistent with this Agreement, and each fiscal year the current plan shall be considered by the Compensation Committee as the basis for establishing the bonus standards for such year with such reasonable modifications as the Compensation Committee may reasonably determine and which are consistent with this Agreement.

          (c) Fringe Benefits. The Executive also shall be entitled to participate in group health, dental and disability insurance programs, and any group profit sharing, deferred compensation, supplemental life insurance or other benefit plans as are generally made available by Ascent to the senior executives of Ascent on a favored nations basis, which benefits shall be comparable, in the aggregate, to the benefits available to senior executives of similarly situated companies. Such benefits shall include reimbursement of (i) documented expenses reasonably incurred in connection with travel and entertainment related to Ascent's business and affairs (including, without limitation, all expenses and losses incurred in connection with the sale of Executive's home in Bethesda, Maryland, the acquisition of a home in the Denver, Colorado area and relocation of Executive and his family to the Denver area), (ii) Executive's reasonable legal fees and costs incurred in connection with the drafting, negotiation and execution of this Agreement, Irell & Manella's rates for fees and costs being deemed reasonable, and (iii) a monthly payment for or reimbursement of automobile and other transportation related expenses of $1,200 per month. All benefits described in the foregoing (i) and (ii) that are reportable as earned or unearned income will be "grossed up" by ASCENT in connection with federal and state tax obligations to provide Executive with appropriate net tax coverage so that the benefits received by the Executive from the foregoing clauses (i) and (ii) shall be net of income and employment taxes thereon. Without limiting any of the foregoing, as soon as practicable Ascent will gather information regarding nature and scope of benefit plans (e.g., profit sharing, deferred compensation, supplemental life insurance) offered to executives of comparable or otherwise relevant entertainment companies (including spinoffs and recent issuers of initial public offerings), and the Board will determine in 1996 whether and to what extent to implement any such programs. Ascent reserves the right to modify or terminate from time to time the fringe benefits provided to the senior management group, provided that the fringe benefits provided to the Executive shall not be materially reduced on an overall basis during the Employment Period. Notwithstanding the foregoing, until such time as Ascent shall implement group-health, dental and disability insurance plans for its executives, or for a period of one year following the IPO, whichever is less, Executive will be entitled to participate in the group health, dental, and disability insurance plans made available to the senior management group of COMSAT.

          (d) Financial Planning. The Executive shall be entitled to receive financial counseling and planning services provided by Ascent consistent with similar services provided to the COMSAT senior management group.

          (e) Stock Options. Ascent hereby grants to Executive as of the Effective Date options ("Options") to purchase 297,500 shares of Ascent's common stock, par value $0.01 per share (i.e., one percent (1%) of the shares of Ascent common stock outstanding immediately following the IPO (including any shares outstanding as a result of the underwriter's exercise of their over-allotment option)), each such Option exercisable at the per-share price to public at the IPO (the "IPO Per-Share Price"). The Options shall be exercisable by Executive according to the following schedule:

               (i) 10% of the Options on or after the commencement of the second year of the Employment Period;

               (ii) 15% of the Options on or after the commencement of the third year of the Employment Period;

               (iii)25% of the Options on or after the commencement of the fourth year of the Employment Period;

               (iv) 25% of the Options on or after the commencement of the fifth year of the Employment Period;

               (v) 25% of the Options on or after the completion of the fifth year of the Employment Period; provided, however, that for so long as COMSAT owns at least 80% of Ascent, Executive shall not be entitled to exercise any of the Options prior to the third anniversary of the Effective Date. Notwithstanding the foregoing, 100% of the Options shall immediately vest and become immediately exercisable, without any further action by the Executive, upon the occurrence of any "change of control" as defined in
Section 7(a) below, or upon the occurrence of any event that results in Ascent's Common Stock no longer being traded on any of the New York Stock Exchange, American Stock Exchange or NASDAQ National Market System
(including, without limitation, as a result of any "going private" transaction with Ascent). Such options shall be represented by a stock option agreement containing appropriate terms consistent with the provisions of this Agreement. The Options, to the extent they remain unexercised, shall automatically and without further notice terminate and become of no further force and effect at the time of the earliest of the following to occur:

               (x) Three months after the date upon which a termination for cause by Ascent (as provided in Section 5(b)) shall have become effective and final; or

               (y) Ten years after the Effective Date.

     In the event of any stock split, stock dividend, spin-off, reclassification, recapitalization, merger, consolidation, subdivision, combination or other change which affects the character or amount of Ascent's common stock after the Effective Date and prior to the exercise and/or expiration of all of the Options, the number and exercise price of and/or the formula for determining the value of such unissued or unexercised Options shall be adjusted in order to make such Options, as nearly as may be practicable, equivalent in nature and value to the Options that would have existed had such change not taken place. In addition, if Ascent adopts a stock option plan that in Executive's sole judgment provides for any term(s) more favorable to the grantee than any term(s) set forth above, Executive will be entitled to the benefit of such more favorable term(s) with respect to the Options, other than with respect to the vesting schedule thereof, but in no event will any term(s) applicable to the Options be less favorable to Executive than those set forth above.

     During the Employment Period, the Executive shall be granted additional non-statutory stock options as determined by the Compensation Committee in its sole discretion, provided that no additional stock options shall be granted to the Executive within three years from the Effective Date. Notwithstanding any other provision of this Agreement except Section 5(b), the Compensation Committee may in its discretion provide that any stock options granted to the Executive which have not vested prior to his termination of employment shall continue to vest in accordance with their original terms as if the Executive's employment had not terminated.

          (f) COMSAT Benefits. After the Effective Date, the Executive shall cease to participate in COMSAT's Key Employee Stock Plans, Insurance and Retirement Plan for Executives, Directors and Executives Deferred Compensation Plan (the "Deferred Compensation Plan"), Split Dollar Insurance Plan, Annual Incentive Plan ("AIP") and Educational Grant Program (collectively, the "COMSAT Executive Benefit Plans"), and shall forfeit any and all rights and interests under the COMSAT Executive Benefit Plans; provided, however, that (i) the Executive shall retain the stock options, restricted stock awards, restricted stock units and phantom stock units previously granted to him under the Key Employee Stock Plans and the AIP (together with Executive's deferred compensation account referred to in
(iii) below, collectively, the "COMSAT Stock Awards"), which shall continue to vest in accordance with their original terms as long as the Executive remains employed by Ascent; (ii) the Executive shall be entitled to receive a bonus with respect to 1995 under the AIP as determined in the sole discretion of the Committee on Compensation and Management Development of the COMSAT Board of Directors; and (iii) the disposition of the balance in the Executive's deferred compensation account in the Deferred Compensation Plan as of the Effective Date shall be mutually determined by COMSAT and the Executive no later than December 31, 1996, provided that such account shall continue to be maintained in the Deferred Compensation Plan with the crediting of interest at the applicable rates until such disposition occurs, and provided further that in no event shall the disposition of such account result in a taxable event to the Executive at the time of such disposition. Notwithstanding the foregoing, the Company shall use its best efforts to cause 100% of the COMSAT Stock Awards to vest immediately and to become immediately exercisable, without any further action by the

Executive,  upon the  occurrence  of any  "change of control" as defined in
Section 7(a) below.

          (g) Consulting Compensation. If the Executive is still employed by Ascent on the date preceding the sixth anniversary of the Effective Date, and if by such date the Executive and Ascent have not executed a written agreement for an additional term of employment, then the Employment Period shall expire and, in addition to and without limitation of any rights of either party under this Agreement or otherwise, Ascent shall retain the Executive as a non-exclusive consultant and, as compensation for such consulting services, shall pay the Executive an amount equal to one hundred percent (100%) of his then current Base Salary for an additional period of eighteen (18) months (the "Consulting Period"), and during the Consulting Period the Executive shall continue to receive Fringe Benefits (as defined below), and to vest in any employee stock options previously awarded to the Executive, but the Executive shall not be entitled to receive any Base Salary increases, bonuses, or further awards of stock options. Without limiting any of the Executive's other rights under this Agreement or otherwise, if the Executive is still employed by Ascent on the date preceding the fourth anniversary of the Effective Date and is retained as a consultant and is entitled to the compensation and benefits set forth in the immediately preceding sentence, then such compensation and benefits shall constitute the Executive's sole compensation resulting from the expiration of this Agreement, and the Executive waives any claims to any additional compensation other than as a result of Ascent's breach of this Agreement.

          (h) Performance-Based Compensation; Conflicting Provisions. The parties agree to use their best efforts in the administration of this Agreement to take actions so as to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") to ensure, to the extent possible consistent with the other terms of this

Agreement and the Options, the Federal tax deductibility under that section of compensation paid to the Executive pursuant to performance-based compensation. Solely to the extent of any conflict between the provisions of this Agreement and the provisions of any agreement between Executive, on the one hand, and COMSAT, Ascent and/or any affiliated or related entity of either of them, on the other hand, relating to stock options (including the Options), life insurance, health insurance, any other employee equity participation, profit sharing or retirement plan, group health plan or other employee benefits (individually and collectively, together with the COMSAT Stock Awards, referred to herein as the "Fringe Benefits"), the provisions of this Agreement will control.

     3.   Trade Secrets; Return of Documents and Property.

          (a) Executive acknowledges that during the course of his employment he will receive secret, confidential and proprietary information ("Trade Secrets") of Ascent and of other companies with which Ascent does business on a confidential basis and that Executive will create and develop Trade Secrets for the benefit of Ascent. Trade Secrets shall include, without limitation, (a) literary, dramatic or other works, screenplays, stories, adaptations, scripts, treatments, formats, "bibles," scenarios, characters, titles of any kind and any rights therein, custom databases, "know-how," formulae, secret processes or machines, inventions, computer programs (including documentation of such programs) (collectively, "Technical Trade Secrets"), and (b) matters of a business nature, such as customer data and proprietary information about costs, profits, markets and sales, customer databases, and other information of a similar nature to the extent not available to the public, and plans for future development (collectively, "Business Trade Secrets"). All Trade Secrets disclosed to or created by Executive shall be deemed to be the exclusive property of Ascent (as the context may require). Executive acknowledges that Trade Secrets have economic value to Ascent due to the fact that Trade Secrets are not generally known to the public or the trade and that the unauthorized use or disclosure of Trade Secrets is likely to be detrimental to the interests of Ascent and its subsidiaries. Executive therefore agrees to hold in strict confidence and not to disclose to any third party any Trade Secret acquired or created or developed by Executive during the term of this Agreement except (i)when Executive is required to use or disclose any Trade Secret in the proper course of the Executive's rendition of services to Ascent hereunder, (ii)when such Trade Secret becomes public knowledge other than through a breach of this Agreement, or (iii) when Executive is required to disclose any Trade Secret pursuant to any valid court order in which the Executive is compelled to disclose such Trade Secret. The Executive shall notify Ascent immediately of any such court order in order to enable Ascent to contest such order's validity. For a period of two (2) years after termination of the Employment Period for all Business Trade Secrets and for a period of five (5) years after termination of the Employment Period for all Technical Trade Secrets, the Executive shall not use or otherwise disclose Trade Secrets unless such information (x) becomes public knowledge or is generally known in the entertainment or sports industry among executives comparable to the Executive other than through a breach of this Agreement, (y) is disclosed to the Executive by a third party who is entitled to receive and disclose such Trade Secret, or (z) is required to be disclosed pursuant to any valid court order, in which case the Executive shall notify Ascent immediately of any such court order in order to enable Ascent to contest such order's validity.

          (b) Upon the effective date of notice of the Executive's or Ascent's election to terminate this Agreement, or at any time upon the request of Ascent, the Executive (or his heirs or personal representatives) shall deliver to Ascent (i) all documents and materials containing or otherwise relating to Trade Secrets or other information relating to Ascent's business and affairs, and (ii) all documents, materials and other property belonging to Ascent, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives). The Executive shall be entitled to keep his personal records relating to Ascent's business and affairs except to the extent those contain documents or materials described in clause (i) or (ii) of the preceding sentence, in which case Executive may retain copies for his personal and confidential use.

     4. Discoveries and Works. All discoveries and works made or conceived by the Executive during his employment by Ascent pursuant to this Agreement, jointly or with others, that relate to Ascent's activities ("Discoveries and Works") shall be owned by Ascent. Discoveries and Works shall include, without limitation, literary, dramatic or other works, screenplays, stories, adaptations, scripts, treatments, formats, "bibles," scenarios, characters, titles of any kind and any rights therein, other works of authorship, inventions, computer programs (including documentation of such programs), technical improvements, processes and drawings. The Executive shall (i) promptly notify, make full disclosure to, and execute and deliver any documents reasonably requested by, Ascent to evidence or better assure title to such Discoveries and Works in Ascent, (ii) assist Ascent in obtaining or maintaining for itself at its own expense United States and foreign copyrights, trade secret protection or other protection of any and all such Discoveries and Works, and (iii) promptly execute, whether during his employment by Ascent or thereafter, all applications or other endorsements necessary or appropriate to maintain copyright and other rights for Ascent and to protect their title thereto. Any Discoveries and Works which, within sixty days after the termination of the Executive's employment by Ascent, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with Ascent, COMSAT, CEG and CVE shall, as between the Executive and Ascent, COMSAT, CEG and CVE be presumed to have been made during the Executive's employment by Ascent, COMSAT, CEG and CVE.

     5. Termination. This Agreement shall remain in effect during the Employment Period, and this Agreement and Executive's employment with Ascent may be terminated only as follows:

          (a) By the Executive (an "Executive Election") at any time upon sixty (60) days advance written notice to Ascent upon an "Executive Election Event" (as defined below). In such event or if the Executive's employment is terminated by Ascent without "cause" (as defined below), there will be no forfeiture, penalty, reduction or other adverse effect upon any rights or interests relating to any Fringe Benefits, all of which will fully vest, to the extent not previously vested, immediately upon such termination becoming effective and final. Without limiting the foregoing, in the event of an Executive Election or if the Executive's employment is terminated without "cause," the Executive shall be entitled to receive the following benefits through the longer of (a) the remainder of the Employment Period as if this Agreement had remained in effect until the end of such five-year Employment Period and (B) one year following the date of such termination (the "Duration Period"): (i) his then current Base Salary;
(ii) an Annual Bonus equal to seventy percent (70%) of his then current Base Salary; and (iii) all other benefits provided pursuant to Sections 2(c), (d) and (e) of this Agreement; provided, however, that in no event will the amounts payable under clauses (i) and (ii) above be referable to less than one full year of the Employment Period. The Executive shall have no obligation to seek other employment in the event of his termination pursuant to this paragraph (a), provided, however, that his compensation from any such employment obtained shall offset up to fifty percent (50%) of Ascent's obligations under clauses (i) and (ii) above, but only after payments pursuant to clauses (i) and (ii) are made with respect to a one year period following termination. Ascent shall have the option at any time during the Duration Period to pay to the Executive in a lump sum the amounts remaining under clauses (i) and (ii) of this paragraph (a), provided that the amount of such lump sum payment shall be reduced up to fifty percent (50%) by the compensation payable to the Executive from other employment for the time period remaining on Ascent's payment obligation hereunder at the time such payment is made. If Ascent exercises such option, Ascent and COMSAT shall have no further compensation payment obligations under clauses (i) and (ii) above. The Executive shall have the right to instruct Ascent to decrease any such payment or other benefit due under this paragraph (a) to an amount not to exceed an amount to be designated by the Executive in writing for the purpose of providing that such payment (together with any other benefits provided to the Executive) shall not constitute a "parachute payment" as defined in Section 280G of the Code; provided, however, that Ascent's agreement to decrease such payment shall not result in any liability from Ascent to the Executive with respect to any excise tax under Section 4999 of the Code (or any similar state or local provision), or any penalties or interest with respect to such excise tax. Ascent shall place an amount equivalent to its obligations owed to the Executive in connection with this Section 5(a) in an escrow account to be administered by an unrelated third party, or shall provide some other comparable form of security (e.g., an irrevocable letter of credit) for such obligations reasonably acceptable to the Executive. In all circumstances of termination under this Section 5(a), Ascent shall remain obligated under clause (iii) and all stock options (including the Option) will remain exercisable for the maximum period provided in each applicable grant.

          An "Executive Election Event" shall be any of the following: (I) any substantial reduction (except in connection with the termination of his employment voluntarily by the Executive or by Ascent for "cause" as defined below) by Ascent, without the Executive's express written consent, of his responsibilities as President and Chief Executive Officer of Ascent; (II) any change in the reporting structure set forth in Section 1(b) above;
(III) any requirement that Executive perform material services of lesser stature than those typically performed by the president and CEO of comparably sized companies in the entertainment industry; (IV) any reduction in Executive's title; (V) a "Change of Control Event" (as defined in Section 7(a) below); provided that in such event, the 50% offset from subsequent employment set forth in the preceding paragraph shall be increased to 100% and such offset shall apply during the first year after termination as well; (VI) any other material default of this Agreement which continues for ten (10) business days following Ascent's receipt of written notice from the Executive specifying the manner in which Ascent is in default of this Agreement; (VII) the Board's requiring Executive to be based at any office location other than the principal offices of Ascent, or the relocation, without Executive's consent, of such principal offices to a location outside the greater Denver area prior to the second anniversary of the Effective Date; or (VIII) any purported termination of Executive's employment otherwise than as expressly permitted by the Agreement.

          (b)  By  Ascent at any time for  "cause."  For  purposes  of this
Agreement, Ascent shall have "cause" to terminate the Executive's employment hereunder upon (i) the continued and deliberate failure of the Executive to perform his material duties, in a manner substantially consistent with the manner reasonably prescribed by the Board and in accordance with the terms of this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness), which failure continues for ten (10) business days following the Executive's receipt of written notice from the Board specifying the manner in which the Executive is in default of his duties, (ii) the engaging by the Executive in intentional serious misconduct that is materially and demonstrably injurious to Ascent or its reputation, which misconduct, if it is reasonably capable of being cured, is not cured by the Executive within ten
(10) business days following the Executive's receipt of written notice from the Board specifying the serious misconduct engaged in by the Executive,
(iii) the conviction of the Executive of commission of a felony involving a crime of moral turpitude, whether or not such felony was committed in connection with Ascent's business, or (iv) any material breach by the Executive of Section 8 hereof. If Ascent shall terminate the Executive's employment for "cause," there will be no forfeiture, penalty, reduction or other adverse effect upon any vested rights or interests relating to any Fringe Benefits. In such event, Ascent, in full satisfaction of all of Ascent's obligations under this Agreement and in respect of the termination of the Executive's employment with Ascent, shall pay the Executive his Base Salary, a prorated Annual Bonus and all other compensation, benefits and reimbursement through the date of termination of his employment, provided that the Options and any other stock options granted to the Executive under the Ascent option or any successor plan or under COMSAT's Key Employee Stock Plans shall terminate three months after the date of termination of his employment for "cause".

     6.   Disability; Death.

          (a) If, prior to the expiration or termination of the Employment Period, the Executive shall be unable to perform substantially his duties by reason of disability or impairment of health for at least six consecutive calendar months, Ascent shall have the right to terminate this Agreement by giving sixty (60) days written notice to the Executive to that effect, but only if at the time such notice is given such disability or impairment is still continuing. Following the expiration of the notice period, the Employment Period shall terminate with the payment of the Executive's Base Salary for the month in which notice is given and a prorated Annual Bonus through such month, and there will be no forfeiture, penalty, reduction or other adverse effect upon any vested rights or interests relating to any Fringe Benefits. In the event of a dispute as to whether the Executive is disabled within the meaning of this paragraph (a), or the duration of any disability, either party may request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examinations shall be borne by Ascent.

          (b) If, prior to the expiration or termination of the Employment Period, the Executive shall die, Ascent shall pay to the Executive's estate his Base Salary and a prorated Annual Bonus through the end of the month in which the Executive's death occurred, at which time the Employment Period shall terminate without further notice and there will be no forfeiture, penalty, reduction or other adverse effect upon any vested rights or interests relating to any Fringe Benefits; provided that the Options and any other stock options granted to the Executive under the Ascent option plan or any successor plan shall become fully vested and shall terminate one year after the date of termination of the Executive's employment for death, notwithstanding the limitations of Section 2(e) of this Agreement.

          (c) Nothing contained in this Section 6 shall impair or otherwise affect any rights and interests of the Executive under any compensation plan or arrangement of Ascent which may be adopted by the Board.

     7.   Change of Control.
          -----------------

          (a) If, prior to the termination of the Employment Period, there is a "Change of Control Event" (as hereinafter defined in this paragraph
(a)), the Executive shall have the right to exercise his Executive Election in accordance with Section 5(a), but shall not have the right to give notice in accordance with Section 5(a) in any event later than 120 days following such Change of Control Event. Prior to any "change of control" (as hereinafter defined in this paragraph (a)), and from time to time thereafter at the Executive's request upon relevant changed circumstances in the ownership or management of Ascent, the Executive and the Board will mutually determine whether such "change of control" or changed circumstances would be reasonably likely to have a materially detrimental effect on the condition, reputation or future prospects of Ascent or its successor entity, the day-to-day circumstances of the Executive's employment or the compensation payable to the Executive hereunder. An affirmative determination with respect to either of the foregoing by the Executive and the Board, or by an arbitrator as provided below, shall be referred to herein as a "Change of Control Event", it being agreed that the arbitrator shall award the Executive costs and attorney's fees under
Section 11(c) if the Executive has submitted the matter to arbitration with a reasonable basis for doing so, even if the Executive is not the prevailing party therein. If the Executive and the Board are unable to agree on such determination, the Executive shall have the right: (i) to submit to arbitration pursuant to Section 11 below the determination of whether the "change of control" or changed circumstances would be reasonably likely to have either of the materially detrimental effects mentioned above, and an affirmative determination by the arbitrator shall constitute a "Change of Control Event"; (ii) to accept continued employment with Ascent or its successor entity on the terms of this Agreement; or
(iii) to terminate this Agreement by giving sixty (60) days written notice to Ascent to that effect. If the Executive elects to terminate this Agreement pursuant to clause (iii) of this paragraph (a), following the expiration of the notice period provided therein, the Employment Period shall terminate with the payment of the Executive's Base Salary for the month in which notice is given. "Change of control" for purposes of this paragraph (a) shall mean any event as a result of which COMSAT no longer owns more than fifty percent (50%) of the voting stock of Ascent, provided that any Ascent voting stock which is publicly held shall be considered as owned by COMSAT for this purpose.

          (b) In the event that COMSAT or Ascent adopts any "change of control" provisions applicable to any COMSAT or Ascent benefits plans, respectively, providing for the accelerated vesting and/or payment of any benefits for its senior management group, to the extent that such provisions give Executive greater rights than those provided in paragraph
(a) above, such provisions shall apply to the Executive to the same extent as other Ascent senior executives or COMSAT senior executives on a favored nations basis with respect to the benefits affected by such COMSAT or Ascent provisions, respectively.

     8.   Non-Competition.
          ---------------

          (a) As an inducement for Ascent to enter into this Agreement, the Executive agrees that for a period commencing as of the Effective Date and running through the earlier of (i) the end of the Employment Period if the Executive remains employed by Ascent for the entire Employment Period or
(ii) one year following termination of the Executive's employment by Ascent for "cause" as defined in Section 5(b) hereof, or by the Executive for any reason (other than an Executive Election Event or an event described in

Section 7(a)(iii) above, in which case the provisions of this paragraph (a) shall not apply) (the "Non-Competition Period"), the Executive shall not, without the prior written consent of the Board, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by Ascent, including the Entertainment Business.

          For the purpose of this Agreement, a business shall be considered to be competitive with any business of Ascent only if such business is engaged in providing services or products (i) similar to (A) any service or product currently provided by Ascent during the Employment Period; (B) any service or product which evolves from or results from enhancements in the ordinary course during the Non-Competition Period to the services or products provided by Ascent as of the date hereof or during the Employment Period; or (C) any future service or product of Ascent as to which the Executive materially and substantially participated in the development or enhancement, and (ii) to customers, distributors or clients of the type served by Ascent during the Non-Competition Period.

          (b) Non-Solicitation of Employees. During the Non-Competition Period, the Executive will not (for his own benefit or for the benefit of any person or entity other than Ascent) solicit, or assist any person or entity other than Ascent to solicit, any officer, director, executive or employee (other than an administrative or clerical employee) of Ascent to leave his or her employment.

          (c) Reasonableness; Interpretation. The Executive acknowledges and agrees, solely for purposes of determining the enforceability of this

Section 8 (and not for purposes of determining the amount of money damages or for any other reason), that (i) the markets served by Ascent are national and international and are not dependent on the geographic location of executive personnel or the businesses by which they are employed; (ii) the length of the Non-Competition Period is linked to the term of the Employment Period and the severance benefit provided for in Section 5(a); and (iii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of Ascent. In the event that the covenants in this Section 8 shall be determined by any court of competent jurisdiction in any action to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable, and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

          (d) Investment. Nothing in this Agreement shall be deemed to prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with Ascent, provided that such investments (i) are passive investments and constitute five percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Board.

     9. Indemnification; Liability Insurance. The Executive shall be entitled to indemnification and coverage under Ascent's liability insurance policy for directors and officers to the same extent as other directors and officers of Ascent. During and after the term of employment, Ascent hereby agrees to indemnify and hold Executive harmless against any and all claims arising from or in connection with his employment by or service to Ascent to the full extent permitted by law and, in connection therewith, to advance the expenses of Executive incurred in defending against such claims subject to such limitations as may actually be required by law.

     10. Enforcement; Joint and Several Liability. The Executive acknowledges that a breach of the covenants or provisions contained in Sections 3, 4 and 8 of this Agreement will cause irreparable damage to the Entertainment Business and Ascent, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that if the Executive breaches or threatens to breach any of the covenants or provisions contained in Sections 3, 4 and 8 of this Agreement, in addition to any other remedy which may be available at law or in equity, Ascent shall be entitled to seek specific performance and injunctive relief.

     11.  Arbitration.

          (a) Subject to Ascent's right to enforce Sections 3, 4 and 8 hereof by an injunction issued by a court having jurisdiction (which right shall prevail over and supersede the provisions of this Section 11), any dispute relating to this Agreement, including the enforceability of this
Section 11, arising between the Executive and Ascent shall be settled by arbitration which shall be conducted in Denver, Colorado, or any other location where the Executive then resides at Ascent's request, before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). Within 90 days after the Effective Date, the parties shall mutually agree upon three possible arbitrators, one of whom shall be selected by the AAA within 2 days after notice of a dispute to be arbitrated under this Section 11. The parties shall instruct the arbitrator to use his or her best efforts to conclude the arbitration within 60 days after notice of the dispute to AAA.

          (b) The award of any such arbitrator shall be final. Judgment upon such award may be entered by the prevailing party in any federal or state court sitting in Denver, Colorado or any other location where the Executive then resides at Ascent's request.

          (c) Subject to Section 7(a), the parties will bear their own costs associated with arbitration and will each pay one-half of the arbitration costs and fees of AAA; however, the arbitrator may in his sole discretion determine that the costs of the arbitration proceedings, including attorneys' fees, shall be paid entirely by one party to the arbitration if the arbitrator determines that the other party is the prevailing party in such arbitration.

     12. Severability. Should any provision of this Agreement be determined to be unenforceable or prohibited by any applicable law, such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such
provision  or  any  other  provision  of  this  Agreement,   and  any  such
unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. Assignment. The Executive's rights and obligations under this Agreement shall not be assignable by the Executive. Ascent's rights and obligations under this Agreement shall not be assignable by Ascent except as incident to the transfer, by merger or otherwise, of all or substantially all of the business of Ascent. In the event of any such assignment by Ascent, all rights of Ascent hereunder shall inure to the benefit of the assignee.

     14. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method, provided that in such case it shall also be sent by certified or registered mail, return receipt requested; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. Unless otherwise changed by notice, in each case notice shall be sent to:

                      If to Executive, addressed to:

                         Charles Lyons
                         4681 W. Hanoverian Way
                         Littleton, Colorado 80123

                      With a copy to:
                         Irell & Manella
                         Suite 900
                         1800 Avenue of the Stars
                         Los Angeles, California  90067
                         Attention:  Ed Zeldow, Esq.
                         Telecopier No.:  (310) 203-7199

                      If to Ascent, addressed to:

                         Ascent Entertainment Group, Inc.
                         1200 Seventeenth Street
                         Denver, Colorado 80202
                         Attention: James A. Cronin, III
                         Telecopier No. (303) 595-0823

                      With a copy to:

                         Ascent Entertainment Group
                         1200 Seventeenth Street
                         Denver, Colorado 80202
                         Attention: Arthur M. Aaron
                         Telecopier No. (303) 595-0127

     15. Miscellaneous. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The validity, interpretation, performance and enforcement of the Agreement shall be governed by the laws of the State of Maryland. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              /s/ Charles Lyons
                                  ---------------------------
                                  Charles Lyons, Executive

                              ASCENT ENTERTAINMENT GROUP, INC.


                              By: C.J. Silas
                                  ---------------------------
                              Title: Chairman